                                                                    EXHIBIT 10.7



                             AMENDMENT TO AGREEMENT

                  The Agreement made the 28th day of May (Mai) 1996, between LORIPAR, LTD., together with its principals DOMINGOS LORICCHIO, IRENA AUSMA LORICCHIO, DOMINGOS LORICCHIO Jr. and DENISE LORICCHIO, Residents of Brazil, individually and further on behalf of ABRACEL INDUSTRIA E. COMERCIO LTD., a Brazilian corporation (hereinafter collectively referred to as "LORICCHIO") and AMAZON NATURAL TREASURES, INC., a public corporation organized and existing under the laws of the State of Utah, (hereinafter referred to as "ANT") by its representatives MICHAEL A. SYLVER and ROBERT S. QUALEY IS AMENDED AS FOLLOWS:

                  PARAGRAPH 3(c) SHALL BE AMENDED TO READ: "Further, LICENSOR shall obtain, in consideration for their contribution to this agreement, 5,610,000 shares of stock in AMAZON NATURAL TREASURES, INC.

AMAZON NATURAL TREASURES, INC.                LORIPAR, LTD.

By: Michael A. Sylver, President              By: Domingos Loricchio